1 MAIDEN HOLDINGS, LTD GLOBAL CODE OF BUSINESS CONDUCT AND ETHICS 2020

2 Table of Contents OUR CODE OUR RESPONSIBILITY Introduction Employee and Company Expectations Compliance with Laws, Rules, Statutory and Supervisory Regulations Corporate Communications Compliance Procedures Obligation to Make Reports and Anti-Retaliation Pledge Investigation of Suspected Violations Waivers of the Code of Business Conduct and Ethics OUR PEOPLE Discrimination, Bullying and Harassment Health and Safety OUR BUSINESS PARTNERS Conflicts of Interest The Offer and Acceptance of Entertainment and Gifts Outside Employment or Consulting Competition and Fair Dealing OUR ASSETS AND FINANCIAL INTEGRITYI Internal Controls, Disclosures and Record-Keeping Improper Influence on Conduct of Auditors Confidentiality Protection and Proper Use of Company Assets Insider Trading Board Memberships Fraud Corporate Opportunities Money Laundering and Financial Crime Bribery and Corruption THE GOVERNMENTS AND COMMUNITIES WE WORK WITH Global Business Conduct Political Activities, Lobbying and Contributions Environmental Protection Human Rights Trade Issues CERTIFICATION

3 OUR CODE – OUR RESPONSIBILITY 1. Introduction 2. Employee and Company Expectations 3. Compliance with Laws, Rules, Statutory and Supervisory Regulations 4. Communications 5. Compliance Procedures 6. Obligation to Make Reports and Anti-Retaliation Pledge 7. Investigation of Suspected Violations 8. Waivers of the Code of Business Conduct and Ethics

4 INTRODUCTION This Code of Business Conduct and Ethics (the "Code"), covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, directors and officers of Maiden Holdings, Ltd. and its subsidiaries (collectively, the "Company"). All of our employees, directors and officers must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. If a law conflicts with this Code, you must comply with the law. However, if a local custom, industry practice or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should seek appropriate guidance about the best course of action in the particular situation. Those who violate the standards in this Code will be subject to disciplinary action, including possible dismissal. If any breach of the Code is known to you, you are obligated to report these violations as described in more detail below. Furthermore, violations of this Code may also be violations of the law and may result in civil or criminal penalties for you, your manager and/or the Company. If you are in a situation which you believe may violate or lead to a violation of this Code, follow the procedures set out in the "Compliance Procedures" section of this Code. The basic principles discussed in this Code are subject to any related Company policies covering the same issues, some of which are referenced throughout this Code. EMPLOYEE AND COMPANY EXPECTATIONS All employees must understand and comply with the Company's policies, practices and directives. We expect you to observe applicable laws and ethical standards in all matters concerning the Company, and to treat everyone with whom you come in contact, including your co-workers, with respect and dignity. The Company is committed to maintaining high standards of conduct and to providing a productive, professional atmosphere in which to work. We will not tolerate conduct that is unethical, illegal or dishonest. This Code and other Company policies and procedures are designed to help you understand and meet expected standards. COMPLIANCE WITH LAWS, RULES, STATUTORY AND SUPERVISORY REGULATIONS Obeying the laws, rules and regulations, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. All employees, directors and officers must respect and obey the laws of the cities, states and countries in which we operate. Although each employee, director and officer cannot be expected to know the details of each of these laws, a working familiarity with the legal and regulatory framework associated with their role and activities is necessary. It is important to know enough to determine when to seek advice regarding the best course of action in a particular situation.

5 COMMUNICATIONS . Corporate Communications It is vital that Maiden promote one open, clear, consistent, accurate and appropriate message. This fosters trust and transparency both internally and externally. In addition, laws and regulations restrict Maiden’s ability to selectively disclose certain information to only certain individuals or groups of individuals. We encourage visibility in the media and at conferences, but do not make public statements on Maiden’s behalf unless you are a designated Company spokesperson and have received authorization and guidance from the management team. All press releases and other media communications must go through the appropriate legal approval process before they are issued. Images, comments and other information posted online via various social media outlets such as Facebook, YouTube, Twitter etc. can be circulated globally almost instantaneously. You must check with the General Counsel before speaking on the Company’s behalf or agreeing to be recorded either by video or audio. Analyst, Media and Regulator Inquiries All inquiries by (securities) analysts, journalists, rating agencies or regulators formally or informally requesting information on the Company, our business partners or our clients should be handled by the CEO, CFO, or their designated personnel. Conferences & Publications When conducting Maiden’s business, you may be asked to address external meetings or conferences or to write an article. Before doing so, you must notify the General Counsel and obtain prior approval of any speech or presentation you give. Do not give any interviews or respond to questions from the press at any event, conference or any other time. You must consult the General Counsel prior to speaking to the press. Endorsements If there is a genuine business reason to use any of Maiden’s corporate names in an endorsement, seek authorization from the General Counsel before doing so. COMPLIANCE PROCEDURES We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind: • Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible. • Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

6 • Discuss the problem with your manager. This is the basic guidance for all situations. In many cases, your manager will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your manager's responsibility to help solve problems. • Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act. • Seek help from Company resources. In a case where it may not be appropriate to discuss an issue with your manager, or where you do not feel comfortable approaching your manager or an officer of your operating unit with your question, you may report through the Maiden Ethics Hotline. OBLIGATION TO MAKE REPORTS AND ANTI-RETALIATION PLEDGE Any employee, officer or director of the Company having any information or knowledge regarding the existence of any violation or suspected violation of the Code has a duty to report the violation or suspected violation to the Maiden Ethics Hotline, the General Counsel or any member of the Audit Committee. Employees, directors and officers are also encouraged to raise any issues or concerns regarding the Company’s business or operations. Failure to report suspected or actual violations is itself a violation of the Code and may subject the employee, director or officer to disciplinary action, up to and including termination of employment or legal action. Reports may be made on a completely confidential and anonymous basis. To the extent any investigation is necessitated by a report, the Company will endeavor to keep the proceedings and the identity of the reporting employee, officer or director confidential to the fullest extent required by applicable law.

7 The Company, as authorized and directed by the Audit Committee, has retained a third party reporting service that employees, directors and officers may contact to report any suspected violations of the Code, federal securities or antifraud laws, accounting issues, or any federal law relating to fraud against shareholders. Employees, directors and officers may also report to this service any other concerns an employee may have with respect to the Company’s business or operations. Employees, directors and officers may make such reports on a completely anonymous and confidential basis. The third party service, will, in turn, provide reports directly to the Audit Committee regarding the confidential reports it receives. Complaints can be submitted anonymously and in complete confidence. Because of strict data privacy laws, particularly in the European Union, employees, directors and officers Maiden associates working outside the U.S. may be subject to certain limitations on reporting to the Maiden Ethics Hotline. If you are outside the U.S., consult your local policies and procedures on reporting, or contact your local human resources department, and they will be able to advise you on the rules applicable to you. You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. Any employee (including officers) who in good faith reports a suspected violation under the Code by the Company, or its agents acting on behalf of the Company, or who in good faith raises issues or concerns regarding the Company’s business or operations, to the Maiden Ethics Hotline, the General Counsel, or any member of the Audit Committee, may not be fired, demoted, reprimanded or otherwise harmed for, or because of, the reporting of the suspected violation, issues or concerns, regardless of whether the suspected violation involves the employee, the employee’s manager, senior management of the Company or member of the Board In addition, any employee (including officers) who in good faith reports a suspected violation under the Code which the employee reasonably believes constitutes a violation of a federal statute by the Company, or its agents acting on behalf of the Company, to a federal regulatory or law enforcement agency, may not be reprimanded, discharged, demoted, suspended, threatened, harassed or in any manner discriminated against in the terms and conditions of the employee’s employment for, or because of, the reporting of the suspected violation, regardless of whether the suspected violation involves the employee, the employee’s manager, senior management of the Company or member of the Board.

8 INVESTIGATION OF SUSPECTED VIOLATIONS When a suspected violation is reported to the Maiden Ethics Hotline, the General Counsel or a member of the Audit Committee will gather information about the allegation by interviewing the employee, officer or director reporting the suspected violation, the employee, officer or director who is accused of the violation and/or any co-workers of the accused employee or officer to determine if a factual basis for the allegation exists. The reporting employee’s immediate manager will not be involved in the investigation if the reported violation involved that manager. Should the concern involve the Audit Committee Chair or the General Counsel, the head of Compliance will be notified. The Company will keep the identity of the reporting employee, officer or director confidential to the fullest extent required by applicable law. If the report is not substantiated, the reporting employee, officer or director will be informed and at that time will be asked for any additional information not previously communicated. If there is no additional information, the General Counsel will close the matter as unsubstantiated. If the allegation is substantiated, the Audit Committee will make a judgment as to the degree of severity of the violation and the appropriate disciplinary response. In more severe cases, the Audit Committee will make a recommendation to the Board of Directors of the Company for its approval. The Board of Directors’ decision as to disciplinary and corrective action will be final. In the case of less severe violations, the General Counsel may refer the violation to the Human Resources Department for appropriate disciplinary action. WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS No waiver of this code may be made without the approval of the Board of Directors. Any waiver of this Code for executive officers or directors may be made only by disinterested members of the Audit Committee and will be promptly disclosed as required by law or regulation.

9 OUR PEOPLE 1. Discrimination Harassment and Bullying 2. Health and Safety

10 DISCRIMINATION, BULLYING AND HARASSMENT The Company hires, pays, promotes and makes other employment decisions based upon lawful factors, such as qualifications and performance, and without regard to race, sex, color, religion, age, national origin, sexual orientation, gender identity, disability or any other basis that is protected under any applicable law. Bully ing is the use of force, threat, or coercion to abuse, intimidate, or aggressively dominate others. Harassment is unwelcome conduct that is based on race, color, religion, sex, national origin, age, disability or genetic information. Harassment becomes unlawful where enduring the offensive conduct becomes a condition of continued employment, or the conduct is severe or pervasive enough to create a work environment that a reasonable person would consider intimidating, hostile, or abusive. We are committed to an environment free from all forms of harassment, bullying and unlawful discrimination or retaliation. Employees who engage in harassment, bullying, discriminatory behavior or retaliation, and managers who tolerate it are in violation of the Code. HEALTH AND SAFETY The Company strives to provide each employee, director and officer with a safe and healthful work environment. Each employee and officer has responsibility for maintaining a safe and healthy workplace for all employees and officers by following environmental, safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees and officers should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs or alcohol in the workplace will not be tolerated and may lead to termination of employment.

11 OUR BUSINESS PARTNERS 1. Conflicts of Interest 2. The Offer and Acceptance of Entertainment and Gifts 3. Outside Employment or Consulting 4. Competition and Fair Dealing CONFLICTS OF INTEREST Employees, directors and officers should avoid any situation that may involve, or even appear to involve, a conflict between their personal interests and the interests of the Company. A "conflict of interest" exists when a person's private interest interferes in any way, or even appears to interfere, with the interests of the Company as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees, directors and officers and their family members almost always create conflicts of interest. It is almost always a conflict of interest for a Company employee, director or officer to work simultaneously for a competitor, customer or supplier. Additionally, you are not allowed to be associated with a competitor as a consultant or board member. You should avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by our Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with your manager or follow the procedures set out in the "Compliance Procedures" section of this Code. Any employee, officer or director who becomes aware of a conflict or potential conflict must bring it to the attention of a manager or other appropriate personnel or consult the procedures provided in the "Compliance Procedures" section of this Code. The Audit Committee (or the Compensation Committee in the case of compensatory matters) will review and approve, in advance, all related-party transactions, as required by the Securities and Exchange Commission, any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded, or any other regulatory body to which the Company is subject.

12 THE OFFER AND ACCEPTANCE OF ENTERTAINMENT AND GIFTS The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers, vendors or other counterparties. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, director or officer, family member of an employee, director or officer, or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. You should discuss with your manager any gifts. All employees shall exercise care and discretion to ensure that their business decisions are made solely on the basis of the Company’s best interest, and that any business courtesy extended or given does not influence or appear to influence the outcome of such decisions. OUTSIDE EMPLOYMENT OR CONSULTING Employment as a consultant, officer, or manager of another business organization requires prior management approval. Outside employment or consulting must never interfere with your job performance, utilize Company property or facilities, involve the implicit or explicit sponsorship of the Company, or create the possibility of adverse publicity for the Company. COMPETITION AND FAIR DEALING We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, officer and director should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice. We comply with all applicable anti-trust laws and regulations, whether federal, state or foreign. No employee, director or officer is permitted to engage in price fixing, bid rigging, allocation of markets or customers, and similar anti-competitive activities. To maintain the Company's valuable reputation, compliance with our quality processes and safety requirements is essential. All inspection and testing documents must be handled in accordance with all applicable regulations.

13 OUR ASSETS AND FINANCIAL INTEGRITY 1. Internal Controls, Disclosures and Record-Keeping 2. Improper Influence on Conduct of Auditors 3. Confidentiality 4. Protection and Proper Use of Company Assets and Data 5. Insider Trading 6. Board Memberships 7. Fraud 8. Corporate Opportunities 9. Money Laundering and Financial Crime 10. Bribery and Corruption

14 INTERNAL CONTROLS, DISCLOSURES AND RECORD-KEEPING The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. The Company has developed and maintains a system of internal controls to provide reasonable assurance that transactions are executed in accordance with management’s authorization, are properly recorded and posted, and is in compliance with regulatory requirements. The system of internal controls within the Company includes written policies and procedures, budgetary controls, supervisory review and monitoring various other checks and balances, and safeguards such as password protection to access certain computer systems. Accordingly, all of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions, must be promptly disclosed as appropriate in accordance with any applicable laws or regulations and must conform both to applicable legal requirements and to the Company's system of internal controls. The Company has also developed and maintains a set of disclosure controls and procedures to ensure that all of the information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms. Employees, directors and officers are expected to be familiar with, and to adhere strictly to, these internal controls and disclosure controls and procedures. Responsibility for compliance with these internal controls and disclosure controls and procedures rests not solely with the Company’s accounting personnel, but with all employees, directors and officers involved in approving transactions, supplying documentation for transactions, and recording, processing, summarizing and reporting of transactions and other information required by periodic reports filed with the Securities and Exchange Commission. Because the integrity of the Company’s external reports to shareholders and the Securities and Exchange Commission depends on the integrity of the Company’s internal reports and record-keeping, all employees, directors and officers must adhere to the highest standards of care with respect to our internal records and reporting. In performing his or her duties, each employee shall endeavor to promote, and shall take appropriate action within his or her areas of responsibility to cause the Company to provide, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and in other public communications. Many employees, directors and officers regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate refer to the published expense guidelines as applicable for your business unit or seek appropriate guidance. Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to email, internal memos, and formal reports.

15 Numerous federal and state statutes require the proper retention of many categories of records and documents that are commonly maintained by companies. Any record, regardless of the forms, characteristics or media (e.g., electronic, paper, audio, video, flash drives, voicemail, databases, smart phone/tablet , etc.), relevant to a threatened, anticipated or actual internal or external inquiry, investigation, matter or lawsuit may not be discarded, concealed, falsified, altered, or otherwise made unavailable, once an employee, officer or director has become aware of the existence of such threatened, anticipated or actual internal or external inquiry, investigation, matter or lawsuit. Such records must always be managed according to Maiden’s Information Governance Program. In accordance with those policies, in the event of litigation or governmental investigation, please consult the General Counsel IMPROPER INFLUENCE ON CONDUCT OF AUDITORS You are prohibited from directly or indirectly taking any action to coerce, manipulate, mislead or fraudulently influence, the Company's independent auditors for the purpose of rendering the financial statements of the Company materially misleading. Prohibited actions include but are not limited to those actions taken to coerce, manipulate, mislead or fraudulently influence an auditor: (1) to issue or reissue a report on the Company's financial statements that is not warranted in the circumstances (due to material violations of generally accepted accounting principles, generally accepted auditing standards or other professional or regulatory standards); (2) not to perform audit, review or other procedures required by generally accepted auditing standards or other professional standards; (3) not to withdraw an issued report; or (4) not to communicate matters to the Company's Audit Committee. CONFIDENTIALITY Employees, directors and officers must maintain the confidentiality of information entrusted to them by the Company or its customers, except when disclosure is authorized by the General Counsel or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed. It also includes information that suppliers and customers have entrusted to us. These are costly, valuable resources developed or obtained for the exclusive benefit of the Company. No employee, officer or director shall use the Company’s confidential information for his or her own personal benefit. The obligation to preserve confidential information continues even after employment ends. PROTECTION AND PROPER USE OF COMPANY ASSETS AND DATA All employees, directors and officers must protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. All Company assets should be used for legitimate Company purposes. Any suspected incident of fraud or theft must be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted. The obligation of employees, directors and officers to protect the Company's assets includes the Company's proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, designs, databases, records, pricing models, premium information, client lists, employee data and information,

16 salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties. Employees, directors and officers must comply with security programs to safeguard such assets against unauthorized use or removal, as well as against loss by criminal act or breach of trust. The provisions hereof relating to protection of the Company’s property also apply to property of others entrusted to it (including proprietary and confidential information). Protection of Data Maiden requires all employees to comply with applicable data protection legislation. Maiden considers it important that any individuals' personal data which it holds is carefully and considerately handled and classifies this data as confidential. Personal data means data relating to a living individual. For example: their name, date of birth or address. This personal data could be provided by individual clients, claimants, business associates, Company employees and others. Maiden follows a "privacy by design" principle. Namely, how personal data is kept appropriately is a priority when designing or amending processes and/or systems relating to personal data. Maiden employees must always ensure personal data is: • kept secure and safe; • only accessed by employees who need to see it as part of their job; • only retained for as long as it is needed; • only shared outside Maiden where we have appropriate authority. If you have any questions relating to data protection please consult your local data protection officer or contact or the Global Privacy Officer. INSIDER TRADING Employees, directors and officers who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non- public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Maiden Holdings, Ltd. Insider Trading Policy and Outside Investment Policy. BOARD MEMBERSHIPS You may serve on the board of directors (or serve in a comparable position) of an outside organization provided no conflict of interest exists or appears to exist. Management approval is, however, required before you become a board member of any for-profit organization.

17 MONEY LAUNDERING AND FINANCIAL CRIME All employees must take care that Group companies are not misused for money laundering or other illegal purposes. This includes the requirement that, prior to a business transaction, employees procure sufficient information about the client’s business environment, the client itself and the purpose of the intended business. Where there are grounds for suspicion that activities may be illegal, enquiries should be made. Transactions that appear to be illegal must be rejected, even if we cannot actually prove any violation has occurred. Besides this, the company has internal guidelines designed to prevent the facilitation of Money Laundering which must be complied with, especially the prohibition on accepting cash. Complying with all laws, identifying current risks and monitoring financial crime is key in the Company’s aim to uphold the rule of law and value ethical standards. The employees of the Company are required to reflect this attitude in their day-to-day duties and to communicate any concerns immediately to the Maiden Ethics Hotline, the General Counsel or any member of the Audit Committee. FRAUD You may not engage in fraudulent conduct. "Fraud" is the deliberate practice of deception in order to receive unfair or unlawful gain. Fraud - is the deliberate practice of deception in order to receive unfair or unlawful gain. Lying, misleading or concealing material facts with the intent to induce another to act on such false information to his/her detriment or injury. Examples include, but are not limited to, the following: • impropriety in the handling or reporting of financial transactions; • improper or premature revenue recognition; • embezzlement, payroll fraud or expense fraud; • revenue or assets gained through illegal acts, such as deceptive sales practices or accelerated revenue; • expenses or liabilities avoided by fraudulent acts, such as bribery, kickbacks or falsifying regulatory compliance data; • accepting or seeking anything of material value from contractors, third-party vendors or persons providing materials/services to Maiden; • impermissible and/or undisclosed conflicts of interest; insider trading; theft of trade secrets; • antitrust practices; • mortgage, bank and insurance fraud schemes; • or credit losses due to fraud The nature of our businesses presents a variety of opportunities for individuals within or outside the Company to commit fraud. You must be sensitive to that fact and immediately report any suspicion or discovery of fraud

18 CORPORATE OPPORTUNITIES Employees, directors and officers are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without the consent of our Board of Directors. No employee, officer or director may use corporate property, information, or position for personal gain, and no employee, officer, or director may compete with the Company directly or indirectly. Employees, directors and officers owe a duty to the Company to advance the Company's legitimate interests when the opportunity to do so arises. BRIBERY AND CORRUPTION The Bermuda Bribery Act of 2016, The UK Bribery Act and the U.S. Foreign Corrupt Practices Act prohibit giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. A gift is “corrupt” if it is made for the purpose of: • influencing any act or decision of a foreign official in his official capacity; • inducing a foreign official to do or omit to do any act in violation of his lawful duty; • inducing a foreign official to use his position to affect any decision of the government; or • inducing a foreign official to secure any “improper advantage.” In addition, all jurisdictions have a number of laws and regulations regarding business gratuities which may be accepted by government personnel. The promise, offer or delivery to an official or employee of a government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, may have similar rules. In addition, you must not make facilitation payments. Facilitation payments are small payments made to expedite or guarantee the performance of routine services or actions to which the Company is otherwise entitled. Any violation of the Bermuda Bribery Act or similar laws or regulations of foreign governments is strictly prohibited under this Code.

19 THE GOVERNMENTS AND COMMUNITIES WE WORK WITH 1. Global Business Conduct 2. Political Activities, Lobbying and Contributions 3. Environmental Protection 4. Human Rights 5. Trade Issues 6. Sanctions

20 GLOBAL BUSINESS CONDUCT It is our corporate policy to comply with the laws of the countries in which the Company operates and with the regulatory requirements affecting our businesses. This includes compliance with antitrust/competition, trade, securities, copyright, employment, health and safety, environmental, and other business regulations, as well as with laws governing criminal offenses. In countries where legal requirements and common business practices may be less restrictive than those set forth in this Code, you should follow those set forth in this Code. POLITICAL ACTIVITIES, LOBBYING AND CONTRIBUTIONS In support of the democratic process, the Company encourages its key functionaries and employees to exercise their rights and participate as individuals in the political process, but such activity should always be kept separate from their work. If an individual is engaged in a political activity of any kind, he or she must be careful not to use the name or any resources of the Company in furtherance of such activity, and ensure that such activities do not adversely affect any business relationships of the Company. An individual’s personal and lawful political contributions will not influence their compensation, job security, or the opportunity for advancement. Maiden’s lobbying functions are managed by the General Counsel. Lobbying activity is commonly defined as contact with government officials, including senior level state insurance department officials, to influence legislation, regulatory policy or rulemaking. Governments and a number of U.S. states extend the definition of lobbying to contacts intended to influence the decision to enter into a contract or financial arrangement. Any and all lobbying activities on behalf of Maiden or a client must be at the approval and direction of the General Counsel. Contacts with state insurance departments to comply with standard or routine regulatory requirements (e.g. mandatory filings, market conduct and financial examinations and data calls) do not require the General Counsel’s approval. If you are not sure whether your activities could be considered lobbying, you should contact the General Counsel first, for clarification. The Company will comply with all laws and regulations concerning lobbying and will only make contributions to political candidates or parties to the extent permitted by applicable law. ENVIRONMENTAL PROTECTION The Company complies with and expects its employees and officers to follow all applicable environmental laws and regulations. Maiden acknowledges its responsibility for environmental protection. We urge employees to consider the implications for the environment in their actions and decisions and to avoid or reduce negative impacts as far as possible.

21 HUMAN RIGHTS The Company seeks to conduct our business in a manner that respects the human rights and dignity of all people. All employees play a role in the elimination of human rights abuses such as child labor human trafficking and involuntary labor. You are obligated to report any human rights abuse in our operations or in our supply chain as outlined in the Compliance Procedures section. Under the UK Modern Slavery Act 2015, the Company is required to make an annual slavery and human trafficking statement setting out how it has ensured that modern slavery is not occurring within the Company and its supply chains. TRADE ISSUES All employees must take care that companies are not misused for money laundering, for the criminal facilitation of tax evasion, for breaching sanctions or for any other illegal purposes. An employee must never be involved in money laundering, tax evasion, sanctions breach and/or any other financial crime and the Company has a zero tolerance approach in these matters. The Company has procedures designed to prevent the facilitation of tax evasion. Criminal-prosecution risks would arise if prevention procedures are not implemented, adhered to and monitored and a breach would cause reputational damage to the Company. SANCTIONS From time to time foreign governments and the United Nations have imposed boycotts and trading sanctions against various governments, regions, groups and individuals which must be obeyed. Prior to a business transaction, employees must carry out appropriate due diligence. This includes procuring sufficient information about their prospective client and its business environment and the purpose of the intended business. The Company has a sanctions screening program to identify any potential involvement of sanctioned targets in transactions, and operates an approval process that serves as an important compliance control. Where there are grounds for suspicion that activities may be illegal, this should be reported and inquiries made. Transactions that appear to be illegal must be rejected, even if we cannot actually prove any violation has occurred. Internal guidelines and policies must be complied with, especially the prohibition on accepting cash. Further, employees must attend any requisite information/training sessions on financial crime. Sanctions and embargoes, trading and financial sanctions imposed by the United Nations and the European Union or by competent national institutions within their respective jurisdictions, including measures to prevent terrorist financing (sanctions regulations), must be fully complied with in accordance with the Global Sanctions Program. Complying with laws, identifying current risks and monitoring financial crime is key in the Company’s aim to uphold the rule of law and value ethical standards. The employees of the Company are required to reflect this attitude in their day-to-day duties and to communicate any concerns immediately to the General Counsel.

22 CERTIFICATION To help ensure compliance with this Code of Business Conduct and Ethics, the Company will require that all employees, directors and officers periodically review the Code of Business Conduct and Ethics and acknowledge their understanding and adherence in writing.